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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                BCB BANCORP, INC.

      THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

                                    ARTICLE I
                                 CORPORATE NAME

      The name of the Corporation shall be BCB Bancorp, Inc.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

      The address of the Corporation's registered office is:

                  BCB Bancorp, Inc.
                  860 Broadway
                  Bayonne, New Jersey 07002

      The name of the registered agent at that address is:

                  Donald Mindiak
                  President and Chief Executive Officer

                                   ARTICLE III
               INITIAL BOARD OF DIRECTORS AND NUMBER OF DIRECTORS

      The number of directors shall be governed by the By-laws of the Corporation. The number of directors constituting the initial Board of Directors shall be eighteen (18). The names and addresses of the initial Board of Directors are as follows:

        Name                                    Address
---------------------       ------------------------------------------------
Robert Ballance             76 West 8th Street, Bayonne, New Jersey 07002
Judith Q. Bielan            21 Trask Avenue, Bayonne, New Jersey 07002
Joseph Brogan               300 3rd Avenue, Belmar, New Jersey 07719
James E. Collins            61 West 3rd Street, Bayonne, New Jersey 07002
Thomas Coughlin             27 Willow Way, Berkley Heights, New Jersey 07922
Donald Cymbor               86 West 14th Street, Bayonne, New Jersey 07002
Robert G. Doria             30 West 13th Street, Bayonne, New Jersey 07002
Phyllis Garelick            31 Parkview Terrace, Bayonne, New Jersey 07002
Mark Hogan                  4 Harvest Lane, Tinton Falls, New Jersey 07725
John Hughes                 870 Avenue C., Bayonne, New Jersey 07002
Joseph Lyga                 78 West 14th Street, Bayonne, New Jersey 07002
H. Mickey McCabe            14 East 41st Street, Bayonne, New Jersey 07002
Dr. Gary Maita              208 Avenue A., Bayonne, New Jersey 07002
Donald Mindiak              209 Martool Drive, Woodbridge, New Jersey 07095
Alexander Pasiechnik        22 East 18th Street, Bayonne, New Jersey 07002
Dr. August Pellegrini       942 Avenue C., Bayonne, New Jersey 07002
Kenneth Poesl               18 Wesley Court, Bayonne, New Jersey 07002
Joseph Tagliareni           14 West 13th Street, Bayonne, New Jersey 07002

                                   ARTICLE IV
                                CORPORATE PURPOSE

      The purpose for which the Corporation is organized is to engage in any activities for which corporations may be organized under the New Jersey Business Corporation Act.

                                    ARTICLE V
                                  CAPITAL STOCK

      The Corporation is authorized to issue 10,000,000 shares of common stock, without par value.

                                   ARTICLE VI
                             LIMITATION OF LIABILITY

      Subject to the following, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended. Any amendment to this Certificate of Incorporation, or change in law which authorizes this paragraph shall not adversely affect any then existing right or protection of a director or officer of the Corporation.

                                   ARTICLE VII
                                 INDEMNIFICATION

      The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall insure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

      The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the

                                        2
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director's or officer's duty of loyalty to the corporation or its shareholders,
(ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or
(v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

                                  ARTICLE VIII
                        NAME AND ADDRESS OF INCORPORATOR

      The name and address of the incorporator is:

                  Alan Schick, Esq.
                  Luse Gorman Pomerenk & Schick, P.C.
                  5335 Wisconsin Avenue, N.W., Suite 400
                  Washington, DC 20015

      IN WITNESS WHEREOF, I, the incorporator of the above named Corporation, being over eighteen years of age, have signed this Certificate of Incorporation on the 3rd day of January, 2003.

                                        /s/ Alan Schick
                                        -----------------------
                                        Alan Schick, Esq.

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                                BCB BANCORP, INC.

      Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Business Corporations Act, the undersigned corporation executes this Certificate of Amendment to the Certificate of Incorporation.

      1.    The name of the corporation is BCB Bancorp, Inc.

      2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of April 2005.

                  Resolved, that the corporation's Certificate of Incorporation be amended to include the following new Article IX:

                                         ARTICLE IX
                                  STAGGERED BOARD OF DIRECTORS

                  The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole board. The directors shall be divided into three classes, with the term of office of the first class to expire at the next annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election."

      3. The number of shares outstanding at the time of adoption of the amendment was 2,993,538.

      4.    The total number of shares entitled to vote thereon was 2,993,538.

      5. The number of shares voting for and against such amendment is as follows:

            Number of Shares Voting FOR the Amendment: 1,690,806.

            Number of Shares Voting AGAINST the Amendment: 276,817.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment to the Certificate of Incorporation on this 28th day of April, 2005

                                    BCB BANCORP, INC.

                                    By: /s/ Donald Mindiak
                                        ---------------------------------------
                                        Donald Mindiak
                                        President and Chief Executive Officer